As filed with the Securities and Exchange Commission on November 22, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WOODWARD GOVERNOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware	36-1984010
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1000 East Drake Road
Fort Collins, Colorado 80525
(970) 482-5811
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas A. Gendron	Robert F. Weber, Jr.
Chief Executive Officer and President	Chief Financial Officer and Treasurer
Woodward Governor Company	Woodward Governor Company
1000 East Drake Road	1000 East Drake Road
Fort Collins, Colorado 80525	Fort Collins, Colorado 80525
(970) 482-5811	(970) 482-5811
(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

A. Christopher Fawzy	Timothy J. Melton
Vice President, General Counsel, Corporate	Joel T. May
Secretary and Chief Compliance Officer	Jones Day
Woodward Governor Company	77 West Wacker
1000 East Drake Road	Chicago, Illinois 60601
Fort Collins, Colorado 80525	(312) 782-3939
(970) 482-5811
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate	Registration
Securities to be Registered	Registered(1)	Offering Price(1)	Fee(1)
Common Stock, par value $0.001455 per share
Preferred Stock
Rights
Warrants
Depositary Shares
Purchase Contracts
Units
Debt Securities
Total

(1)	An indeterminate amount of securities offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and Rule 457(r). Any additional fees will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS
Woodward Governor Company
Common Stock
Preferred Stock
Rights
Warrants
Depositary Shares
Purchase Contracts
Units
Debt Securities

     We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. Such securities may be offered and sold by us in one or more offerings at prices and on other terms to be determined at the time of the offering. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus and may be further described in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus or in any other offering material related to the securities. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest in any of these securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
     We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. Each prospectus supplement will provide the names of the underwriters, dealers or agents, if any, and the amount, price and terms of the plan of distribution relating to the securities to be offered pursuant to such prospectus supplement, as well as the net proceeds we expect to receive from such sale. In addition, the underwriters, if any, may over allot a portion of the securities.
     Our common stock trades on The NASDAQ Global Select Market under the symbol “WGOV.” On November 18, 2010, the last reported sales price for our common stock was $31.20 per share. If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.

     Investing in our securities involves risks. You should carefully consider the risk factors set forth in this prospectus, in the applicable prospectus supplement and in our periodic reports filed from time to time with the Securities and Exchange Commission, as described under the section entitled “Risk Factors” on page 4 of this prospectus, before making any decision to invest in any of the securities described in this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 22, 2010.

     As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important business information about Woodward Governor Company that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”
     You may also obtain copies of the incorporated documents, without charge, upon written or oral request to the Corporate Secretary, Woodward Governor Company, P. O. Box 1519, 1000 E. Drake Road, Fort Collins, Colorado 80525, (970) 482-5811.

-i-

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell the securities described in this prospectus in one or more offerings at prices and on other terms to be determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or amend information contained in this prospectus. You should read this prospectus and any prospectus supplement together with the information incorporated by reference as described below under the caption “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
     When we refer to “Woodward,” “our company,” “we,” “us” and “our” in this prospectus under the headings “Woodward Governor Company” and “Ratio of Earnings to Fixed Charges,” we mean Woodward Governor Company and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Woodward Governor Company unless the context indicates otherwise.
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents it incorporates by reference contain forward-looking statements regarding future events and our future results within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that are deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of management. Words such as “anticipate,” “believe,” “estimate,” “seek,” “goal,” “expect,” “forecasts,” “intend,” “continue,” “outlook,” “plan,” “project,” “target,” “strive,” “can,” “could,” “may,” “should,” “will,” “would,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to the use of proceeds from the sale of securities to which this prospectus relates or projections of our future financial performance, our anticipated growth and trends in our businesses, regarding our plans, objectives, expectations and intentions and other characteristics of future events or circumstances are forward-looking statements. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including:
•	a decline in business with, or financial distress of, our significant customers;

•	the instability in the financial markets and prolonged unfavorable economic and other industry conditions;

•	our ability to obtain financing, on acceptable terms or at all, to implement our business plans, complete acquisitions, or otherwise take advantage of business opportunities or respond to business pressures;

•	the long sales cycle, customer evaluation process, and implementation period of some of our products and services;

•	our ability to implement, and realize the intended effects of, our restructuring efforts;

•	our ability to successfully manage competitive factors, including prices, promotional incentives, industry consolidation, and commodity and other input cost increases;

•	our ability to manage our expenses while responding to sales increases or decreases;

•	the ability of our subcontractors to perform contractual obligations and our suppliers to provide us with materials of sufficient quality or quantity required to meet our production needs at favorable prices or at all;

•	the success of, or expenses associated with, our product development activities;

•	our ability to integrate acquisitions and manage costs related thereto;

•	our debt obligations, our debt service requirements, and our ability to operate our business, pursue business strategies and incur additional debt in light of covenants contained in our outstanding debt agreements;

•	risks related to our U.S. Government contracting activities;

•	future impairment charges resulting from changes in the estimates of fair value of reporting units or of long-lived assets;

•	future subsidiary results or changes in domestic or international tax statutes;

•	environmental liabilities related to manufacturing activities;

•	our continued access to a stable workforce and favorable labor relations with our employees;

•	the geographical location of a significant portion of our Airframe Systems business in California, which historically has been susceptible to natural disasters;

•	our ability to successfully manage regulatory, tax, and legal matters (including product liability, patent, and intellectual property matters);

•	liabilities resulting from legal and regulatory proceedings, inquiries, or investigations by private or U.S. Government persons or entities;

•	risks from operating internationally, including the impact on reported earnings from fluctuations in foreign currency exchange rates, and changes in the legal and regulatory environments of countries in which we operate;

•	fair value of defined benefit plan assets and assumptions used in determining our retirement pension and other postretirement benefit obligations and related expenses including, among others, discount rates and investment return on pension assets;

•	certain provisions of our charter documents and Delaware law that could discourage or prevent others from acquiring our company; and

•	other risks that are discussed under “Risk Factors” in our SEC filings and are incorporated by reference.
     These factors are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed or forecast in our forward-looking statements.
     Therefore, actual results could differ materially and adversely from those expressed in any forward-looking statements. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, in any applicable prospectus supplement and in other documents on file with the SEC. We undertake no obligation to revise or update any forward-looking statements for any reason.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is www.sec.gov.
     Our Internet website address is www.woodward.com. Through this Internet website (found in the “Investor Information” link), we make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after these reports are electronically filed or furnished to the SEC. Information contained on our website is not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or Exchange Act, until the completion of the offering of securities described in this prospectus:
•	Our description of common stock contained in our Form A-2 (File No. 2-4446) filed with the SEC on June 28, 1940; and

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, filed with the SEC on November 18, 2010.
     You may request a copy of these filings at no cost, by writing or calling us at the following address and telephone number:
     Corporate Secretary
     P.O. Box 1519
     1000 E. Drake Road
     Fort Collins, Colorado 80525
     (970) 482-5811
     We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, or the Securities Act, covering the securities to be offered and sold by this prospectus and the applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices referred to above. Any statement made in this prospectus or the prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
WOODWARD GOVERNOR COMPANY
     We are an independent designer, manufacturer, and service provider of energy control and optimization solutions. We design, produce and service reliable, efficient, low-emission, and high-performance energy control products for diverse applications in challenging environments. We have significant production and assembly facilities in the United States, Europe and Asia, and promote our products and services through our worldwide locations.
     Our strategic focus is energy control and optimization solutions. The precise and efficient control of energy, including fluid and electrical energy, combustion and motion, is a growing requirement in the markets we serve. Our customers look to us to optimize the efficiency, emissions and operation of power equipment in both commercial and military operations. Our core technologies leverage well across our markets and customer applications, enabling us to develop and integrate cost-effective and state-of-the-art fuel, combustion, fluid, actuation and electronic systems. We focus primarily on original equipment manufacturers (“OEMs”) and equipment packagers, partnering with them to bring superior component and system solutions to their demanding applications. We also provide aftermarket repair, replacement and other service support for our installed products.
     Our components and integrated systems optimize performance of commercial aircraft, military aircraft, ground vehicles and other equipment, gas and steam turbines, wind turbines, including converters and power grid related equipment, industrial diesel, gas and alternative fuel reciprocating engines, and electrical power systems. Our innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer more cost-effective, cleaner, and more reliable equipment. Our customers include leading OEMs and end users of their products.
     We were established in 1870, incorporated in 1902, and are headquartered in Fort Collins, Colorado. The mailing address of our world headquarters is 1000 East Drake Road, Fort Collins, Colorado 80525. Our telephone number at that location is (970) 482-5811, and our website is www.woodward.com.
RISK FACTORS
     An investment in our securities involves a high degree of risk. Before making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference herein and contained in any applicable prospectus supplement, as well as the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and other filings we may make from time to time with the SEC. You should also refer to the other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations.
USE OF PROCEEDS
     Unless otherwise indicated in any applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of our securities to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in securities of our subsidiaries. The specific allocation of the net proceeds of a particular offering of securities will be described in the applicable prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Year Ended September 30,
	2010	2009	2008	2007	2006
			(Unaudited)
Ratio of Earnings to Fixed Charges(1)	6.0	4.5	40.3	26.2	15.9

(1)	No shares of our preferred stock were outstanding during the years ended September 30, 2010, 2009, 2008, 2007 and 2006. Accordingly, the ratios of earnings to fixed charges and preferred dividends are not separately stated from the ratios of earnings to fixed charges for the periods listed above.
     “Fixed charges” represent interest expense, capitalized interest, the portion of rental expense representing the interest factor for continuing operations and amortizations of premiums, discounts and capitalized expenses related to indebtedness. “Earnings” represent the aggregate of income from continuing operations before extraordinary items (excluding undistributed earnings of unconsolidated entities), income taxes, net adjustments for capitalized interest and fixed charges deducted from earnings.
DESCRIPTION OF CAPITAL STOCK
     The following description of our common stock and certain provisions of our restated certificate of incorporation, as amended, or our certificate of incorporation, and our amended and restated bylaws, or our bylaws, is a summary of selected general terms thereof and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed with the SEC and are available for inspection. See “Where You Can Find More Information.”
     Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001455 per share, and 10,000,000 shares of preferred stock, par value $0.003 per share. The transfer agent and registrar for our capital stock is American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, Plaza Level, New York, New York 10038, telephone: (800) 937-5449.
Common Stock
     As of November 1, 2010, we had 72,960,000 shares of common stock issued, of which 4,100,896 shares were held as treasury shares. In addition, 4,531,720 shares were reserved for issuance upon exercise of outstanding stock option awards.
     Holders of our common stock are entitled to one vote for each share held by such stockholder which has voting power on the matter in question. Holders of our common stock are entitled to cumulative voting for the election of directors, which means that in each election of directors each holder of our common stock is entitled to cast as many votes as the number of shares of common stock held by such holder multiplied by the number of directors to be elected. Holders of common stock may receive dividends, if any, as may be declared by our board of directors at any regular or special meeting. Holders of common stock have no preemptive or redemption rights. All outstanding shares of our common stock are fully paid and nonassessable.
     The preceding description sets forth certain general terms and provisions of our common stock and is not complete. We encourage you to read our certificate of incorporation and bylaws for additional information before you decide whether to purchase any shares of our common stock.
Preferred Stock
     Our board of directors is authorized to establish one or more series of preferred stock and to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The applicable prospectus supplement will describe the terms of any series of preferred stock in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•	the designation of such series;

•	the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes or series of our capital stock, and whether such dividends shall be cumulative or non-cumulative;

•	whether the shares of such series shall be subject to redemption for cash, property or rights, including our securities or the securities of any other corporation, by us at either our option or the option of the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

•	whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or us or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of our capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock;

•	the rights of the holders of the shares of such series upon our voluntary or involuntary liquidation, dissolution or winding up; and

•	the provisions as to voting (which may be one or more votes per share or a fraction of a vote per share), optional or other special rights and preferences, if any.

     Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for preferred stock.
     The preceding description of our preferred stock is a summary of certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the preferred stock so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the certificate of designation described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read our certificate of incorporation and bylaws for additional information before you decide whether to purchase any shares of our preferred stock. See “Where You Can Find More Information.”
Purposes and Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws
General
     Our certificate of incorporation and bylaws contain provisions that could make more difficult the acquisition of control of Woodward by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.
Classified Board of Directors; Removal Only for Cause
     Our certificate of incorporation divides our board of directors into three classes of directors, with each class serving staggered, three-year terms. In addition, any director or the entire board of directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of two-thirds of the outstanding shares of common stock. The classification of our board of directors means that, unless directors are removed for cause, it could require at least two annual meetings of stockholders for a majority of stockholders to make a change of control of the board of directors, because only a portion of the directors will be elected at each meeting. A significant effect of a classified board of directors may be to deter hostile takeover attempts, because an acquirer could experience delay in replacing a majority of the directors. A classified board of directors also makes it more difficult for stockholders to effect a change of control of the board of directors, even if such a change of control were to be sought due to dissatisfaction with the performance of our directors.
Board Vacancies
     Our certificate of incorporation authorizes our board of directors to fill vacant directorships or to increase the size of our board of directors, which may deter a stockholder from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by this removal with its own nominees.
Advance Notice of Director Nominees and Other Matters to Come Before Stockholder Meetings
     Our bylaws require stockholders to notify us prior to the date which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of any nominations they will propose for directors or other matters they wish to propose at the annual meeting, subject to certain exceptions if the annual meeting is called for a date that is not within 30 days before or after such anniversary date or the size of the board of directors is increased. This provision may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Woodward.
No Stockholder Action by Written Consent
     Our certificate of incorporation provides that all action by stockholders must be taken at a meeting duly called and held. The stockholders may not act by written consent. This provision prevents our stockholders from initiating or effecting any action by written consent, thereby limiting the ability of our stockholders to take actions opposed by our board of directors.

Special Meetings of Stockholders
     Our certificate of incorporation provides that special meetings of stockholders may be called by the board of directors or the chairman of the board of directors, and must be called only when requested in writing and signed by the holders of two-thirds of the outstanding shares of our common stock. This provision could have the effect of inhibiting stockholder actions that require a special meeting of stockholders, unless our board of directors or chairman calls such a meeting.
Limitation of Director Liability
     Our certificate of incorporation provides that, unless otherwise prohibited under the Delaware General Corporation Law, no director will be liable to Woodward or to our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision may be to reduce the likelihood of derivative litigation against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Woodward and our stockholders. This provision does not limit a stockholder’s ability to seek or obtain relief under federal securities laws.
Supermajority Voting
     Our certificate of incorporation requires the affirmative vote of two-thirds of the outstanding shares of our common stock:
•	for the adoption of any amendment, alteration, change or repeal of any provision of the certificate of incorporation;

•	for the adoption of any agreement for the merger or consolidation of Woodward with or into any other corporation;

•	to authorize any sale, lease or exchange of all or substantially all of the assets of Woodward; and

•	to authorize the dissolution of Woodward.
The supermajority voting provision described above regarding any amendment, alteration, change or repeal of any provision of the certificate of incorporation is primarily designed to prevent an acquirer from circumventing the takeover defense provisions contained in our governing documents. The other supermajority voting provisions described above discourage attempts to take over the company by significant stockholders and may enable a minority of the stockholders to prevent consummation of significant business combinations or other transactions.
     Our certificate of incorporation also expressly authorizes each of our board of directors and our stockholders to independently adopt, amend or repeal our bylaws. However, our stockholders may only adopt, amend or repeal our bylaws upon the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock, and no bylaw may be adopted by the stockholders that impairs or impedes the power of the board of directors under the certificate of incorporation. This supermajority voting provision could enable holders of just over one-third of our common stock to prevent holders of a substantial majority of our common stock who do not approve of certain provisions of the bylaws from amending or repealing such provisions. This supermajority voting provision also promotes continuity with respect to the management of our day-to-day operations and may prevent a purchaser who acquires a majority of the shares of our common stock from adopting bylaws that are not in the best interests of the minority stockholders or from repealing bylaws that are in such minority stockholders’ best interests.
Authorized but Unissued Shares
     Subject to the rules and regulations of The NASDAQ Global Select Market, our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.
Section 203 of Delaware General Corporation Law
     We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time of the transaction in which the person or entity became an interested stockholder, unless:

•	prior to that time, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding for this purpose shares owned by persons who are directors and also officers of the corporation and by specified employee benefit plans; or

•	at or after such time the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
     For the purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or within the immediately preceding three years owned 15% or more of the corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.
DESCRIPTION OF RIGHTS
     We may issue subscription rights to purchase common stock, preferred stock, depositary shares, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.
     To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights to purchase shares of our securities offered thereby, including the following:
•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the common stock, preferred stock, depositary shares, debt securities or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of common stock, preferred stock, depositary shares, debt securities or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of our debt securities, common stock, preferred stock or depositary shares or any combination thereof. Warrants may be issued independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any warrants, we may enter into a standby underwriting agreement with one or more underwriters or other investors pursuant to which the underwriters or other investors will agree to purchase any securities underlying such warrants that remain unpurchased upon the expiration of such warrants.
     To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the warrants offered thereby, including the following:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices, if any, at which such warrants will be issued;

•	the extent to which the warrants are not transferable;

•	the designation, number or principal amount and terms of our debt securities, common stock, preferred stock or depositary shares or combination thereof, purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which such warrants and the related underlying securities will be separately transferable;

•	whether the warrants will be issued in registered or bearer form;

•	the price at which each underlying security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the identity of the warrant agent;

•	the maximum or minimum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the material terms of any standby underwriting agreement entered into by us in connection with any warrants;

•	any applicable federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF DEPOSITARY SHARES
     We may offer depositary shares (either separately or together with other securities) representing fractional interests in our debt securities or preferred stock of any series.
     The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.
     In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our debt securities or preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the debt security or share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the debt security or preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).
DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts, including contracts obligating holders of such contracts to purchase from us, and for us to sell to holders, a specific or variable number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities or other obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.
     To the extent appropriate, the applicable prospectus supplement will describe the specific terms of any purchase contracts offered thereby, including the following:
•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS
     We may issue units comprising one or more of our securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date or occurrence.
     To the extent appropriate, the applicable prospectus supplement will describe the specific terms of any units offered thereby, including the following:
•	the designation and terms of the units and the securities included in the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities included in the units;

•	any applicable federal income tax considerations; and

•	whether the units will be issued in fully registered or global form.
DESCRIPTION OF DEBT SECURITIES
     We have summarized below certain general terms and provisions of the debt securities that we may offer under this prospectus. The particular terms of a series of debt securities offered by a prospectus supplement will be described in that prospectus supplement.
     The debt securities will be issued under, and entitled to the benefits of, an indenture to be entered into between us and Wells Fargo Bank, National Association, as trustee, which we refer to as the indenture.
     We have summarized selected provisions of the indenture below. The following summary does not purport to be a complete description of the indenture, which has been incorporated by reference in this prospectus, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the indenture, including any terms deemed to be a part thereof by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Capitalized terms used herein without definition have the respective meanings given such terms in the indenture. You may obtain a copy of the indenture as described under “Where You Can Find More Information.”
     As used under this heading “Description of the Debt Securities,” the words “company,” “we,” “our,” “ours” and “us” refer to Woodward Governor Company, the issuer of the debt securities, and not to any of its consolidated subsidiaries.
General
     We may issue an unlimited aggregate principal amount of debt securities under the indenture, from time to time in one or more series with the same or different terms. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuances of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or in one or more supplemental indentures, and will be set forth in an officers’ certificate.
     We will describe the particular terms of the debt securities we offer, as well as any modifications or additions to the general terms of the indenture, in a prospectus supplement relating to the offer of those debt securities, including some or all of the following terms:
•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities and whether the debt securities are convertible or exchangeable for other securities;
•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities;

•	the date or dates, whether fixed or extendable, on which we will pay the principal on the debt securities;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	any provisions relating to the issuance of the debt securities at an original issue discount;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities, pursuant to any sinking fund or otherwise;

•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable in accordance with the provisions of the debt securities;

•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices, in the currency in which the debt securities are payable, at which, the period or periods within which and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•	the issuance as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in U.S. Dollars, euros or pounds sterling, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of unregistered debt securities;

•	if other than U.S. Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities are issuable in tranches;

•	any obligation we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion will be effected, and any limitations on the ownership or transferability of the securities or property into which holders of the debt securities may convert or exchange the debt securities;

•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the indenture;

•	if the amount of payments of principal of, premium, if any, make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amounts will be determined;

•	any other affirmative or negative covenants with respect to the debt securities;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is a non-United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option); and

•	any other terms or conditions upon which the debt securities will be issued.
     Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which commercial banks are open for business in New York, New York.
     Unless otherwise indicated in the applicable prospectus supplement, principal of and interest and premium, if any, on the debt securities will be payable at the office of the trustee located at 608 Second Avenue South, N9303-121, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations. Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent or registrar under the indenture.
Covenants
     Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive financial covenants, including, among others, covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.
Consolidation, Merger and Transfer of Assets
     The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:
•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.
     If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
     Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our Wholly Owned Subsidiary (as defined below).
     The term “Wholly Owned Subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock (other than directors’ qualifying shares).
Modification and Waiver
     Under the indenture, certain of our rights and obligations and certain of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority of the total principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:
•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or premium or interest on, any debt securities;

•	an alteration or impairment of the right to convert at the rate or upon the terms provided in the indenture;

•	a change in place of payment where, or the currency in which, any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.
     Under the indenture, the holders of at least a majority of the total principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture, except (a) a default in the payment of the principal of, or any premium or interest on, any debt securities; or (b) a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security.
Events of Default
     Unless we provide otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of, or any premium on, any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; or
•	certain events in bankruptcy, insolvency or reorganization.
     If an event of default occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities can, subject to conditions, rescind the declaration.
     The indenture requires us to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officers, no defaults exist under the terms of the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest, if the trustee in good faith determines that the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
     The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory indemnification. If satisfactory indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.
     The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding; and

•	the trustee has not started such proceeding within 60 days after receiving the request.
     However, the holder of any debt security will have an absolute right to receive payment of principal of, and any premium and interest on, the debt security when due and to institute suit to enforce this payment.
Satisfaction and Discharge; Defeasance and Covenant Defeasance
Satisfaction and Discharge of Indenture
     Unless otherwise indicated in the applicable prospectus supplement, if at any time,
•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•	(1) all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and (2) we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d)

the rights, obligations and immunities of the trustee under the indenture, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
  Defeasance of Certain Covenants and Certain Events of Default
     Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:
•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below, or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).
     We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, as trust funds in trust solely for the benefit of the holders of such debt securities sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•	we must deliver to trustee an opinion of counsel to the effect that that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.
     In connection with defeasance, an irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.
     The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Global Debt Securities and Book-Entry System
     Unless we specify otherwise in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, one or more global debt securities representing that series will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, selected by us. A financial institution or clearing system that we select for this purpose is called the “depositary.” The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the debt securities. As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in one or more global securities, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

     Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, New York, New York, or DTC, will act as depositary for debt securities issued as global debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered debt security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
     The following information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.
     DTC, the world’s largest securities depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, or Indirect Participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.
     Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, or a Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
     To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the debt security documents. For example, Beneficial Owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
     Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
     Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the applicable trustee or agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our or the responsibility of the applicable trustee or agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
     A Beneficial Owner shall give notice to elect to have its debt securities purchased or tendered, through its Participant, to the applicable trustee or agent, and shall effect delivery of such debt securities by causing the Direct Participant to transfer the Participant’s interest in the debt securities, on DTC’s records, to the applicable trustee or agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the DTC account of the applicable trustee or agent.
     DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or the applicable trustee or agent. Under such circumstances, in the event that a successor depositary is not obtained, debt security certificates are required to be printed and delivered.
     We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered to DTC.
     Any underwriters, dealers or agents of any debt securities may be direct participants of DTC.
Notices
     We will give notices to holders of the debt securities by mail at the addresses listed in the security register.
Replacement of Securities
     We may replace any mutilated or defaced debt security at the holder’s expense upon surrender of the debt security to the trustee. We may replace any destroyed, lost or stolen debt security at the holder’s expense upon delivery of evidence satisfactory to us and the trustee of the destruction, loss or theft. In any case of a mutilated, defaced, destroyed, lost or stolen debt security, an indemnity satisfactory to the trustee and us may be required at the holder’s expense before a replacement debt security is issued.
Governing Law
     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Information Concerning the Trustee
     Wells Fargo Bank, National Association is the trustee under the indenture. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

PLAN OF DISTRIBUTION
     We may sell the securities to which this prospectus relates through agents, to or through underwriters or dealers, directly to one or more acquirers, through a combination of any of these methods, or by any other lawful method. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.
CERTAIN LEGAL MATTERS
     Unless otherwise provided in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Jones Day, Chicago, Illinois, as our counsel, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
     The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Woodward Governor Company’s Annual Report on Form 10-K for the year ended September 30, 2010, and the effectiveness of Woodward Governor Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to a change in method of accounting for the non-controlling interest in a subsidiary on October 1, 2009 and a change in method of accounting for income taxes on October 1, 2007 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Woodward Governor Company
Common Stock
Preferred Stock
Rights
Warrants
Depositary Shares
Purchase Contracts
Units
Debt Securities

PROSPECTUS

November 22, 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the estimated expenses in connection with the securities being registered under this registration statement. All of the expenses will be borne by us, except as otherwise indicated.

SEC registration fee(1)	$(1)
Accounting fees(2)	$(2)
Legal fees and expenses(2)	$(2)
Printing and engraving expenses(2)	$(2)
Fees of trustee, registrar and transfer agent(2)	$(2)
Miscellaneous expenses(2)	$(2)

Total	$(2)

(1)	Deferred in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

(2)	These fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     We are incorporated in the State of Delaware. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful.
     Article IX of our bylaws requires us to indemnify directors and officers in the following manner:
     (1) Subject to paragraph (3) below, we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of Woodward) by reason of the fact that such person is or was a director or officer of Woodward, or is or was serving at our request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against costs, charges (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     (2) Subject to paragraph (3) below, we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Woodward to procure a judgment in our favor by reason of the fact that such person is or was a director or officer of Woodward, or is or was serving at our request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against costs, charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her (including attorneys’ fees) in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests; except that no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to us unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs which the Delaware Court of Chancery or such other court deems proper.

     (3) Any indemnification under Article IX of our bylaws (unless ordered by a court) may be made by us only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in paragraphs (1) or (2) above, as the case may be. Such determination must be made with respect to a person who is a director or officer at the time of such determination: (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders. To the extent, however, that a present or former director or officer of Woodward has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.
     (4) For purposes of any determination under paragraph (3) above, a person is deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person’s action is based on the records or books of account of Woodward or another enterprise, or on information supplied to him or her by the officers of Woodward or another enterprise in the course of their duties, or on the advice of legal counsel for Woodward or another enterprise or on information or records given or reports made to us or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by us or another enterprise. The term “another enterprise” as used in this paragraph (4) means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at our request as a director, officer, employee or agent. The provisions of this paragraph (4) are not exclusive nor do they limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in paragraphs (1) or (2) above, as the case may be.
     (5) Notwithstanding any contrary determination in the specific case under paragraph (3) above, and notwithstanding the absence of any determination thereunder, any present or former director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under paragraphs (1) and (2) above. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such director or officer has met the applicable standards of conduct set forth in paragraphs (1) and (2) above, as the case may be. Neither a contrary determination in the specific case under paragraph (3) above nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph (5) must be given to us promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification will also be entitled to be paid the expense of prosecuting such application.
     (6) Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding must be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by us as authorized in Article IX of our bylaws. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as we deem appropriate.
     (7) The indemnification and advancement of expenses provided by or granted pursuant to Article IX of our bylaws and described herein are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being our policy that, except as set forth in paragraph (11) below, indemnification of the persons specified in paragraphs (1) and (2) above must be made to the fullest extent permitted by law. The provisions of Article IX of our bylaws do not preclude the indemnification of any person who is not specified in paragraphs (1) or (2) above but whom we have the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
     (8) We may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Woodward, or is or was serving at our request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power or the obligation to indemnify such person against such liability under the provisions of Article IX of our bylaws.
     (9) For purposes of Article IX of our bylaws, references to “we,” “us” or “Woodward” include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will stand in the same position under the provisions of Article IX of our bylaws with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of Article IX of our bylaws, references to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at our request” include any service as a director, officer, employee or agent of Woodward which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of Woodward” as referred to in Article IX of our bylaws.
     (10) The indemnification and advancement of expenses provided by, or granted pursuant to, Article IX of our bylaws will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of Woodward and inure to the benefit of the heirs, executors and administrators of such a person.
     (11) Notwithstanding anything contained in Article IX of our bylaws to the contrary, except for proceedings to enforce rights to indemnification (which are governed by paragraph (5) above), we are not obligated to indemnify any present or former director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by our board of directors.
     (12) The provisions of Article IX of our bylaws are applicable to all actions, suits or proceedings pending at the time or commenced after the adoption of Article IX of our bylaws, whether arising from acts or omissions to act occurring, or based on claims asserted, before or after the adoption of Article IX of our bylaws. If Article IX of our bylaws or any portion of Article IX of our bylaws is invalidated on any ground by a court of competent jurisdiction, then we must nevertheless indemnify each director or officer of Woodward as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in any judgment or settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of Woodward, to the full extent permitted by any applicable portion of Article IX of our bylaws that is not invalidated and to the full extent permitted by applicable law.
     Additionally, we have acquired directors and officers insurance which includes coverage for liability under the federal securities laws.
     Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.
     The above discussion of our certificate of incorporation, bylaws, transitional compensation agreements and Sections 102(b)(7) and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws and statutes.

ITEM 16. EXHIBITS.

Exhibit
Number	Description of Document
*1.01	Form of underwriting or purchase agreement

***3.01	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i)(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed on November 20, 2008)

***3.02	Certificate of Amendment to Restated Certificate of Incorporation of the Company, dated January 23, 2008 (incorporated by reference to Exhibit 3(i)(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed on November 20, 2008)

***3.03	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 29, 2008)

*4.01	Form of subscription rights certificate

*4.02	Form of subscription agent agreement

**4.03	Form of indenture

*4.04	Form of debt securities

*4.05	Form of certificate of designations for preferred stock

*4.06	Form of certificate for preferred stock

*4.07	Form of depositary receipt

*4.08	Form of depositary agreement

*4.09	Form of warrant

*4.10	Form of warrant agreement

*4.11	Form of purchase contract

*4.12	Form of unit certificate

*4.13	Form of unit agreement

**5.01	Opinion of Jones Day

**12.01	Statement of Computation of Ratio of Earnings to Fixed Charges

**23.01	Consent of Jones Day (included in Exhibit 5.01)

**23.02	Consent of Deloitte & Touche LLP

**24.01	Power of Attorney (included in signature page)

**25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by the trustee under the Indenture

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.

***	Previously filed.

ITEM 17. UNDERTAKINGS.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, and State of Colorado, on the 22nd day of November, 2010.

WOODWARD GOVERNOR COMPANY
By:	/s/ Thomas A. Gendron
Thomas A. Gendron
Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Weber, Jr. and A. Christopher Fawzy, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
* * * *
     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Gendron	Chairman of the Board, Chief	November 22, 2010
Thomas A. Gendron	Executive Officer, President and
Director (Principal Executive Officer)

/s/ Robert F. Weber, Jr. Robert F. Weber, Jr.	Chief Financial Officer and Treasurer (Principal Financial and	November 22, 2010
Accounting Officer)

/s/ Paul Donovan	Director	November 22, 2010

Paul Donovan

/s/ John D. Cohn	Director	November 22, 2010

John D. Cohn

/s/ John A. Halbrook	Director	November 22, 2010

John A. Halbrook

/s/ Michael H. Joyce	Director	November 22, 2010

Michael H. Joyce

/s/ James R. Rulseh	Director	November 22, 2010

James R. Rulseh

/s/ Mary L. Petrovich	Director	November 22, 2010

Mary L. Petrovich

/s/ Larry E. Rittenberg	Director	November 22, 2010

Larry E. Rittenberg

/s/ Ronald M. Sega	Director	November 22, 2010

Ronald M. Sega

/s/ Michael T. Yonker	Director	November 22, 2010

Michael T. Yonker

EXHIBIT INDEX

Exhibit
Number	Description of Document
*1.01	Form of underwriting or purchase agreement

***3.01	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i)(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed on November 20, 2008)

***3.02	Certificate of Amendment to Restated Certificate of Incorporation of the Company, dated January 23, 2008 (incorporated by reference to Exhibit 3(i)(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed on November 20, 2008)

***3.03	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 29, 2008)

*4.01	Form of subscription rights certificate

*4.02	Form of subscription agent agreement

**4.03	Form of indenture

*4.04	Form of debt securities

*4.05	Form of certificate of designations for preferred stock

*4.06	Form of certificate for preferred stock

*4.07	Form of depositary receipt

*4.08	Form of depositary agreement

*4.09	Form of warrant

*4.10	Form of warrant agreement

*4.11	Form of purchase contract

*4.12	Form of unit certificate

*4.13	Form of unit agreement

**5.01	Opinion of Jones Day

**12.01	Statement of Computation of Ratio of Earnings to Fixed Charges

**23.01	Consent of Jones Day (included in Exhibit 5.01)

**23.02	Consent of Deloitte & Touche LLP

**24.01	Power of Attorney (included in signature page)

**25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by the trustee under the Indenture

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.

***	Previously filed.